AMENDMENTS TO THE BY-LAWS OF MATTEL, INC.
               DULY APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS
                     AT A MEETING OF THE BOARD OF DIRECTORS
                              HELD NOVEMBER 4, 1999


          1. Article I, Section 9, is hereby amended by replacing the third sentence thereof with the following:

          "To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the 120th day prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above."

          2. Article I, Section 10, is hereby amended by replacing the fourth sentence thereof with the following:


          "For elections at an annual meeting, to be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the 120th day prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In the event the corporation calls a special meeting of the stockholders for the purpose of electing one or more directors to the Board of Directors, a stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of a stockholder's notice as described above."

          3. Article I is hereby further amended by adding the following new Sections 11 and 12:

          "Section 11. Inspectors of Written Consent.

          In the event of the delivery, in the manner provided by ARTICLE V,
     Section 3(b), to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with ARTICLE V, Section 3(b) represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

          Section 12. Effectiveness of Written Consent.

          Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated written consent was received in accordance with
     ARTICLE V, Section 3(b), a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed in ARTICLE V, Section 3(b)."

               4. Article VI, Section 1 is hereby amended by replacing the first occurrence of the phrase "director, officer, employee or agent of the corporation, or" with the phrase "director or officer of the corporation, including when any such director or officer" in the first sentence thereof.

               5. Article VI, Section 1, is hereby further amended by replacing the phrase "ARTICLE IV" with the phrase "ARTICLE VI" in the first proviso of the first sentence thereof.

               6. Article VI, Section 1, is hereby further amended by replacing the last sentence thereof with the following:

               "The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the corporation within 20 days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise."

          7. Article VI, Section 2, is hereby amended by replacing the word "ninety" in the second line thereof with the word "thirty".

          8. Article VI, Section 3, is hereby amended by adding to the end thereof the following:


     "No repeal or modification of this ARTICLE VI shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification."

          9. Article VI, Section 4, is hereby amended by adding to the end thereof the following:

      "To the extent that the corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in
Section 7 of this ARTICLE VI, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent."

          10. Article VI is hereby further amended by adding the following new Sections 5, 6, and 7:


          "Section 5. Procedures for Indemnification.

          To obtain indemnification under this ARTICLE VI, a claimant shall submit to the corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 5, a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by the claimant, by independent legal counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by independent legal counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the corporation. In the event the determination of entitlement to indemnification is to be made by independent legal counsel at the request of the claimant, the independent legal counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a Change of Control (as hereinafter defined), in which case the independent legal counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

          Section 6. Effect and Validity.

          If a determination shall have been made pursuant to ARTICLE VI,
Section 5 that the claimant is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to ARTICLE VI, Section 2. The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to ARTICLE VI, Section 2 that the procedures and presumptions of this ARTICLE VI are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this ARTICLE VI.

          If any provision or provisions of this ARTICLE VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this ARTICLE VI (including, without limitation, each portion of any paragraph of this ARTICLE VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this ARTICLE VI (including, without limitation, each such portion of any paragraph of this ARTICLE VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     Section 7. Employees and Agents.


     The corporation may grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the corporation, including when any such person is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the corporation, to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

     Section 8. Definitions.


     For purposes of this ARTICLE VI:

     (a) "Change of Control" means (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the corporation (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the corporation, (ii) any acquisition by the corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the corporation or any corporation controlled by the corporation or (iv) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (a) (iii) of this Section 7; or

          (ii) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as through such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or


          (iii) Consummation by the corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the corporation or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the corporation or all or substantially all of the corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the corporation or such corporation resulting from such Business

Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

          (iv) Approval by the stockholders of the corporation of a complete liquidation or dissolution of the corporation.


     (b) "Disinterested Director" means a director of the corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

     (c) "independent legal counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant's rights under this ARTICLE VI."